UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2022
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bluebird bio, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard, Somerville, MA		02145
(Address of Principal Executive Offices)		(Zip Code)
(339) 499-9300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2022, Jason F. Cole, Chief Strategy and Financial Officer, principal financial officer and principal accounting officer of bluebird bio, Inc. (the “Company”), provided notice of his resignation from the Company, effective October 14, 2022.

Also on September 12, 2022, the Company and Mr. Cole entered into a Separation Agreement (the “Separation Agreement”), pursuant to which his employment with the Company will end on October 14, 2022, unless earlier terminated pursuant to his resignation or termination by the Company for cause (the “Separation Date”). Under the Separation Agreement, Mr. Cole will continue to receive his salary and benefits and will continue to vest in his outstanding equity awards through the Separation Date. Following the Separation Date, Mr. Cole will continue to receive his base salary for a period of twelve months. If he elects to continue his group healthcare benefits, to the extent authorized by and consistent with COBRA, the Company will pay the monthly employer contribution until (A) the later of October 31, 2023, or the termination date of the Consulting Agreement (as defined below), or (B) the date Mr. Cole becomes eligible for insurance through another employer or otherwise becomes eligible for insurance through another employer or otherwise becomes ineligible for COBRA. In addition, following the Separation Date, Mr. Cole will be a consultant to the Company on certain strategic matters for a period of six months pursuant to a Consulting Agreement entered into on September 12, 2022 (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Cole is entitled to an hourly rate for his consulting services based on his 2022 base salary, and his outstanding equity awards will continue to vest during the term of the Consulting Agreement.

The Company expects Katherine Breedis will be appointed to serve as interim Chief Financial Officer, principal financial officer and principal accounting officer upon effectiveness of Mr. Cole’s resignation from the Company.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, including but not limited to statements regarding the Company’s intention to appoint Katherine Breedis as interim Chief Financial Officer and Mr. Cole’s intention to serve as a consultant for the Company. Such forward-looking statements are based on current expectations about the Company’s future goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the Company’s control and could cause the Company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this Current Report on Form 8-K should be evaluated together with the many risks and uncertainties that affect the Company’s business, particularly those identified in the risk factors discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by its subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof and except as otherwise required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2022	bluebird bio, Inc.

	By:	/s/ Helen C. Fu
	Name:	Helen C. Fu
	Title:	Senior Vice President, General Counsel and Secretary